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Exhibit 10.30

AMENDMENT #1

TO

AGREEMENT RE: CHANGE IN CONTROL

        THIS AMENDMENT #1 TO AGREEMENT RE: CHANGE IN CONTROL (this "Amendment") is dated as of July 19, 2004 and is entered into by and between Paul E. Landers ("Executive") and Quidel Corporation, a Delaware corporation (the "Company").

Background

        Executive and the Company previously entered into that certain Agreement Re: Change in Control dated as of February 28, 2003 (the "Agreement"). The purpose and intent of this Amendment is to address the treatment of Executive's restricted stock upon a Qualifying Termination (as defined in the Agreement).

Agreement

        1.     Section 7(a) of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

          (a)   In the event of a Qualifying Termination, any and all unvested stock options of Executive shall immediately become fully vested and any and all restrictions on Executive's restricted stock shall immediately and automatically lapse.

        2.     Except as expressly set forth in this Amendment, all other terms of the Agreement shall remain in full force and effect.

        3.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one in the same Amendment.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first written above in San Diego, California.

Quidel Corporation	Paul E. Landers
By:	By:
Title:

QuickLinks

  Exhibit 10.30
AMENDMENT #1 TO AGREEMENT RE: CHANGE IN CONTROL
Background
Agreement